                                                            EXHIBIT 11.1



                                                        THRUSTMASTER, INC.
                                                 STATEMENTS REGARDING COMPUTATION
                                                      OF PER SHARE EARNINGS
                                            (In thousands, except net income per share)
                                                          (Unaudited)


                                                            Three Months Ended             Six Months Ended
                                                                  June 30,                      June 30,
                                                            ------------------            -------------------
                                                            1997          1996            1997           1996
                                                            ----          ----            ----           ----
Weighted average number of
     common shares outstanding                             4,258         4,166           4,247          4,141

Common stock equivalents
     arising from stock options                              504           388             493            412
                                                           -----         -----           -----          -----
                                                           4,762         4,554           4,740          4,553
                                                           -----         -----           -----          -----
Net income                                                 $ 329         $ 111           $ 618          $ 212
                                                           -----         -----           -----          -----
                                                           -----         -----           -----          -----
Net income per share                                       $0.07         $0.02           $0.13          $0.05
                                                           -----         -----           -----          -----
                                                           -----         -----           -----          -----
